UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2022
Date of Report (Date of earliest event reported)

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657		36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

14901 South Orange Blossom Trail	Orlando	FL	32837
(Address of principal executive offices)			(Zip Code)

407 826-5050
Registrant's telephone number, including area code
_________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Shareholders of Tupperware Brands Corporation (the “Company”, “Registrant”) was held on May 6, 2022 (the “Annual Meeting”).

The final voting results for each of the proposals submitted to a vote of the Company’s shareholders are set forth below:

	For	Against or Withheld	Abstain	Broker non-votes
(1) To elect the following Directors to one year terms expiring in 2023:
Susan M. Cameron	30,283,494	300,800	139,805	6,957,982
Meg Crofton	30,294,215	286,216	143,668	6,957,982
Deborah G. Ellinger	30,302,168	279,794	142,137	6,957,982
Miguel Fernandez	30,414,187	256,644	53,268	6,957,982
James H. Fordyce	30,244,381	334,857	144,861	6,957,982
Richard Goudis	30,252,102	408,228	63,769	6,957,982
Pamela J. Harbour	30,269,522	310,660	143,917	6,957,982
Timothy Minges	30,246,072	330,774	147,253	6,957,982
Christopher D. O’Leary	30,267,082	313,977	143,040	6,957,982
Richard T. Riley	30,084,739	493,032	146,328	6,957,982
M. Anne Szostak	29,691,070	888,180	144,849	6,957,982
(2) To approve the advisory vote on the Company's executive compensation program	29,512,403	1,029,155	182,541	6,957,982
(3) To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022:	36,625,788	977,636	78,657	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date:	May 10, 2022	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary